Exhibit 10.1

SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made December 20, 2023

1.	CQENS Technologies Inc., a company incorporated in Delaware of the United States (“CQENS”) with US EIN 27-1521407

2.	Asahi Corporation Limited, a company incorporated under the laws of Hong Kong with Company No. 33094434.

(CQENS and Asahi collectively, the “Shareholders” and individually, “Shareholder”)

3.	CQENS Electronics (Hong Kong) Limited, a company incorporated under the laws of Hong Kong with Company No. 3309440 (the “Company”).

WHEREAS:

A.	The Company was incorporated in Hong Kong with an authorized share capital of 20,000 HK$ divided into 20,000 ordinary shares of 1.00 HK$ each and as at the date hereof with 10,000 Shares having been issued to each of the Shareholders respectively.

B.	The Company is formed for carrying on the business of design, development and manufacture of “heat -no-burn” device (“Device”) which allows the constituents of tobacco and other plant-based and /or medicant-infused substrate formulations to produce aerosols without combustion.

C.	CQENS has developed and continues to develop a US and internationally patented and patent pending Device and method technology.

D.	Asahi is an experienced and expert device manufacturer with dedicated engineering, research and development and facilities resources.

IT IS HEREBY AGREED as follows:

1.	TRANSFER OF SHARES

1.1	No sale, transfer, disposal, charging or any mortgage, pledge, lien, charge, equity, third party right, option, or any other encumbrance, priority or security interest or arrangement of whatsoever nature (“Encumbrance”) of any interest of any nature in any Share shall be made except with the prior consent of the Shareholders. In the event of sale of shares, the consenting Shareholder may impose pre-emotion right (as described in Annexure 1) or tag-along right on the selling Shareholder.

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1.2	Each of the Shareholders hereby undertakes that if it shall transfer any of its Shares (or any interest therein) it shall require the transferee to execute a deed of adherence (in a form to be agreed) which the Company shall execute for itself and on behalf as agent of all parties to this Agreement for the time being (which the parties irrevocably authorize the Company to do), and the compliance with this Clause shall be a condition precedent to registration of any such transfer.

1.3	No Shareholder shall transfer any interest in any Share without at the same time assigning to the transferee a proportion of any amounts owed to it by the Company equal to the proportion that the interest transferred bears to the total number of Shares in which the Shareholder is then beneficially interested.

1.4	The parties agree to procure that the directors of the Company (“Directors”) shall approve for registration, but shall only approve for registration, any transfer of Shares in relation to which compliance has been made with this Clause 1 and the relevant provisions of the Articles.

1.5	If a party ceases to be a Shareholder, it shall remain a party to, and subject to all relevant terms of, this Agreement, but shall not (without prejudice to any rights accrued prior to or as at the date of it ceasing to be a Shareholder) be entitled to enforce any provisions of this Agreement other than Clause 5 in respect of information relating to itself

2.	DIRECTORS AND MANAGEMENT

2.1	The number of Directors shall be five (5).

2.2	The Parties may, so long as it remains a Shareholder, be entitled to nominate the number of directors as follows: CQENS—three (3) and Asahi—two (2).

2.3	Without prejudice to the Company’s right against the Directors personally at law or in equity, each Shareholder agrees that it shall be liable for all acts or omissions of the person for the time being nominated by it to be a Director or to be a signatory of any documents and bank account of the Company.

2.4	The Chairman of the Company shall be nominated by CQENS and shall be appointed by the Board of Directors (“Board”).

2.5	If any vacancy occurs in the Board with respect to any Director nominated by any Shareholder, such Shareholder shall have the rights and power to fill such vacancy. Each Shareholder shall have the right to remove or replace a Director nominated by it at any time. Any replacement Director nominated by an Shareholder shall be a person appropriately qualified for the office of director.

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2.6	The quorum for the meeting of the Board shall not be less than two including at least one Director nominated by each of Shareholders. Unless otherwise agreed by Directors, the notice for convening a meeting of the Board shall be 3 days.

2.7	If within 15 minutes from the time appointed for a meeting of the Board (or such longer interval as the chairman of the meeting may think fit) a quorum is not present the meeting shall stand adjourned to such other day (not being less than 7 days thereafter) and such time and place as may have been specified or (if not so specified) as the chairman of the meeting may determine and in the latter case not less than 3 days’ notice of the adjourned meeting shall be given in like manner as for the original meeting. At the adjourned meeting one Director present in person shall be a quorum.

2.8	A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors subject to the provisions of this Agreement and the Articles.

2.9	A meeting of Directors can be conducted by telephone and video conference facilities provided that each of the Directors can hear and can be heard.

2.10	Subject to the clauses hereof provided otherwise, all resolutions of the Directors meeting can only be passed by not less than 100% of the vote of the Directors present in the meeting.

2.11	Unless otherwise agreed in writing among the Shareholders, the financial year of the Company shall end on 31 December.

2.12	The Company shall maintain accurate and complete accounting records and each Shareholder’s duly authorized representative shall have full access to all accounting and all other records of the Company at all reasonable times. The accounts of the Company shall be kept in accordance with accepted accounting principles in Hong Kong and audited annually.

2.13	Any guarantees required to be given by the Shareholders shall be given by each of them and any payments which fall due pursuant to such guarantees shall be borne by the Shareholders pro rata to their shareholding from time to time. Any payment properly made by any Shareholder pursuant to a guarantee of the Company’s obligations in excess of such Shareholder’s pro rata share of the total payment made shall be immediately recoverable by such Shareholder from the other Shareholder pro rata to such other Shareholder’s shareholding.

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3.	KEY DECISIONS

3.1	Save as provided herein, the Company shall not, and each of the Shareholders hereby agrees and undertakes that it shall use its reasonable endeavors to procure that the Company shall not, without the prior unanimous approval of the Board:

(a) amend the memorandum of association or Articles (including any change the name of the Company);

(b) pass any resolution the result of which would be its voluntary winding up, liquidation or receivership, make any composition or arrangement with creditors or cessation of business;

(c) merge or amalgamate in any manner with or into any third party;

(d) approve matters which relate to major policy objectives of the Company which have been resolved by members in general meetings, including formulating and amending directions of its business development, formulating management and business strategies, setting up internal control and risk management systems and in respect of each year, its annual business plan and budget, appointment and dismissal of senior management of the Company and their appraisals.

(e) approve any annual revenue and capital budgets (excluding the case where any additional monetary obligations or liabilities of the Company or the Shareholders are attached or imposed), financial statements or the amount of dividends to be distributed to the Shareholders with respect to each financial year of the Company;

(f) determine the remuneration of Directors;

(g) the declaration and distribution of dividends to Shareholders;

(h) adopt audited financial statements and directors’ report at the annual general meeting;

(i) appoint auditors of the Company.

4.	SHAREHOLDER RESPONSIBILITY

4.1	CQENS shall grant an exclusive license of the intellectual property and patent registered and pending registration with the appropriate authority without cost to the Company upon executing this Agreement. A copy of the license and a list of the relevant patents is annexed to this Agreement as “Exhibit A.”

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4.2	CQENS shall further license and cause to license all rights and benefits of the patents developed and patented from time to time in respect to the Device without cost to the Company/

4.3	CQENS will procure buyers to place purchase orders with the Company.

4.4	Asahi will purchase and contribute all of the tooling and equipment necessary to design, develop and manufacture the Device to the Company.

4.5	Asahi will provide all the facilities to house the Company’s operation and sufficient and suitable to allow the Company to undertake the design, development and manufacture of the Device.

4.6	Asahi will procure all the requisite licenses and permits from the regulatory authorities for the production of the Device.

5.	DIVIDEND POLICY

The dividend policy of the Company from time to time shall be agreed by the Board. If the Directors are unable to agree a dividend policy at any time then the amount which shall be declared as a dividend shall be the whole of the amount which is legally available for distribution less any amount which in the opinion of the Auditors ought to be retained within the Company as a matter of prudent financial management including allowance for future working capital and provisions for tax. In the absence of manifest error and the dividend not less than 50% of the whole amount in such opinion of the Auditors shall be final and binding on the Shareholders.

6.	CONFIDENTIALITY

6.1	Any Director shall be free at any time to disclose in confidence to the Shareholders any information he receives relating to the Company and its Subsidiaries (if any) and their respective business (other than information in respect of which the Company or such Subsidiary or Associated Company owes a duty of confidentiality to a third party) for the purpose of enabling the Shareholders to reach business decisions in relation to the running of the Company or enabling the Shareholders to prepare their consolidated accounts but for no other purpose whatsoever.

6.2	The Shareholders undertake with each other to use all reasonable endeavors to ensure that all information received by them relating to the Company or its subsidiaries, if any, their respective businesses shall not be disclosed to any third party.

6.3	The obligation to observe the confidentiality provisions of Clauses 6.1 and 6.2 shall not apply to information: (i) which is or becomes contained in a printed publication available to the general public through no wrongful act of the Shareholder concerned; (ii) which is required to be disclosed by a Shareholder or any Subsidiary of such Shareholder in the performance of its obligations arising under this Agreement or by any law of Hong Kong or the rules of any stock exchange on which its shares are listed, or the rules of any governmental or regulatory authority within Hong Kong whether or not having the force of law; or (iii) the disclosure of which is agreed upon by all Shareholders.

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7.	NOTICE

All notices given in connection with this Agreement must be in writing and must be left at the address of the addressee as respectively set out above or sent by ordinary post (airmail if outside Hong Kong) to the address of the addressee or by facsimile to the facsimile number of the addressee which is specified in this Clause 7 or if the addressee notifies another address or facsimile number then to that address or facsimile number.

8.	TERM

8.1	The Shareholders undertake that the term of the Company will be four years and will be renewed for successive one-year terms subject always to unanimous agreement on the strategic direction, budget and appointment of officers.

8.2	Any party opposed to the renewal of the term may serve one year notice prior to the date of renewal of its intention.

9.	TERMINATION

9.1	The rights and obligations of the parties under this Agreement shall remain in force unless terminated forthwith by written notice by any Shareholder not in breach to the other parties, if the Company or any Shareholder (i) is in material breach of its obligations hereunder and, if capable of remedy, such breach is not remedied within 14 days thereof; or (ii) persistently commits breaches of its obligations hereunder which are either not themselves material, or are remedied as provided in (i) above.

9.2	Upon termination under Clause 9.1, the Shareholders shall procure that the Company and any Subsidiary thereof shall (unless already in liquidation) be placed (and thereafter remain) in voluntary liquidation.

9.3	All rights and obligations of the parties shall cease to have effect forthwith upon termination under Clause 8.1, save that such termination shall be without prejudice to the accrued rights and liabilities of the parties hereunder.

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10.	BANK ACCOUNT SIGNATORIES

There shall be bank accounts opened in Hong Kong and China, and if the Directors consider appropriate, in other countries. Only Asahi is entitled to nominate signatories to the bank accounts and the Directors are bound by such nomination, and so far as is required, pass resolution for the banks to effect registration of signatories.

11.	WARRANTY

CQENS warrants that: (a) it is the legal and beneficial owner of the Patents under Clauses 4.1 and 4.2 hereof (“IP Rights”); and (b) the IP Rights are for the exclusive use of the Company.

12.	NON COMPETITION

In the event the Company is terminated and the terminating Party, during the two years following termination, either alone or in combination with others, manufactures or markets a product that competes with the Device, that Party will pay the other Party Two Million US Dollars (USD $2,000,000,00) as full and final settlement of any and all claims that the non-terminating Party might have against the terminating Party.

13.	CONSEQUENTIAL DAMAGES

No Party will be entitled to consequential damages for a breach of this Agreement save and except the breach of Warranty. For clarity, the Company and Asahi shall have the right to recover consequential damages either on itself or in combination.

14.	FURTHER ASSURANCE

14.1	The Company agrees for itself and for its successors and assigns that:

(a) insofar as is required, it consents to this Agreement;

(b) it will not approve the transfer, issue or reissue Shares in violation of this Agreement or without requiring proof of compliance with this Agreement;

(c) it will not issue any Shares from and after the date hereof without having first made the provisions hereof known to the person to whom such Shares are to be issued;

(d) all certificates for Shares issued by the Company during the term of this Agreement and which are subject to this Agreement shall bear the legend as above stated; and

(e) it will cooperate in the enforcement of this Agreement and pay all fees and expenses required to be paid by it hereunder.

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14.2	Each party hereto undertakes to do all such things reasonably within its power (including, but not limited to, executing such further documents or exercising votes on voting Shares in the capital of the Company held by it or causing Directors appointed by it to vote) as may be necessary or desirable to carry into effect more fully the provisions of this Agreement and the transactions contemplated herein and in the case of parties other than the Company to ensure that the Company complies with its obligations under this Agreement.

15.	MISCELLANEOUS

15.1	In the event of any conflict or inconsistency between the provisions of the Articles and the provisions of this Agreement, the provisions of this Agreement shall prevail as between the Shareholders and the Shareholders shall amend the Articles to give effect to this Agreement.

15.2	No amendment or variation of or supplement to this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

15.3	None of the provisions of this Agreement shall be deemed to constitute a partnership or agency between the Shareholders other than as shareholders.

15.4	Save as agreed in writing by all parties hereto, neither the benefits nor the obligations of each of the Shareholders shall be assigned or transferred or be the subject matter of any Encumbrance created by either of the Shareholders.

15.5	No failure to exercise and no delay in exercising any right, power, remedy or privilege arising hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

15.6	Without limiting the foregoing, no waiver by any party of any breach of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

15.7	If at any time any one or more of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect as if the illegal, invalid or unenforceable provision were omitted here from.

15.8	This Agreement constitutes the entire agreement between the Shareholders relating to the subject matter hereof and supersedes all prior agreements or undertakings oral or written.

15.9	Each Shareholder shall bear its own legal costs and expenses incurred in connection with the negotiation, preparation, completion and execution of this Agreement. The costs and expenses incurred in the establishment of the Company shall be borne by the Company.

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15.10	In this Agreement (i) the Recitals and the Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall be to this Agreement as from time to time supplemented, varied or amended and shall include the Recitals and Schedules; (ii) a “person” shall include any person, body corporate, association, entity or partnership (whether or not having separate legal personality) and “parties” shall mean parties to this Agreement; (iii) the headings are for convenience only and shall not affect the construction of this Agreement; (iv) the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa; (v) save as otherwise specified herein, any approval, agreement or consent of the Shareholders or Directors or any majority thereof required by this Agreement shall be deemed duly given in a duly convened general meeting of the Company or meeting of the Directors or in writing in accordance with the Articles; and (vi) unless otherwise specified, all acts required to be done under this Agreement on a day which is not a business day shall be done on the next business day.

16.	GOVERNING LAW AND JUSIRDICTION

16.1	This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of Hong Kong.

16.2	Each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS whereof this Agreement has been executed on the day and year first above written.

Signature:	/s/Alexander Chong

By:	Alexander Chong
Chairman / Chief Executive Officer
For:	CQENS Technologies Inc.

Asahi Corporation Limited:	/s/Ann Liu
Director

CQENS Electronics (Hong Kong) Limited:	/s/Ann Liu
Director

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Annexure 1

Pre-emption Rights

1.1 No shareholder shall dispose of any interest of any nature in any Shares for the time being owned by it to a third party unless such Shareholder (the “Offeror”) shall have first notified the Company and all other Shareholders (the “Offeree”) offering such Shares (the “Offered Shares”) on the same or more favorable terms and any such offer shall remain open for acceptance for 90 days.

1.2 The notice (the “Offer Notice”) in respect of the offer for sale of the Offered Shares shall contain the following:

(a) the offer price for each of the Offered Shares and the number of Offered Shares to which such Offeree is entitled to purchase (which shall be determined by referring to that Offeree’s Applicable Percentage);

(b) other principal terms and conditions subject to which the Offered Shares shall be sold [(which shall include a condition that all, but not part, of the Offered Shares shall be so sold)]; and

(c) a request to the Offeree to indicate its willingness to purchase Shares in excess of its entitlement if any other Offeree declines the Offeror’s offer.

1.3 For the purpose of Clause 1.2, “Applicable Percentage” shall mean the percentage determined by dividing (i) the number of the Shares held by that Shareholder as at the date of the Offer Notice by (ii) the aggregate number of Shares then held by all other Shareholders other than the Offeror.

1.4 Each such Offeree shall be entitled to purchase the Offered Shares by giving written notice to the Offeror and the Company within 90 days from the date of the Offer Notice and the failure of an Offeree to reply in such manner (unless otherwise agreed by the Offerer and the Offeree) shall be deemed as a waiver of its right of pre-emption in respect of the Offered Shares so offered.

1.5 Without prejudice to Clause 1.2(a), each Offeree may indicate in the Offer Notice its willingness to purchase Shares in excess of its entitlement if any other Offeree declines the Offeror’s offer and such unaccepted Shares (the “Unaccepted Shares”) shall automatically be entitled to be purchased by the Offeree who has indicated its willingness in the Offer Notice accordingly. If more than one Offeree have indicated such willingness, then all such Unaccepted Shares shall be allocated amongst such Offeree pro-rata according to their respective Applicable Percentages (and for purpose of this Clause 1.5, “Applicable Percentage” shall mean the percentage determined by dividing (i) the number of the Shares held by that Shareholder as at the date of the Offer Notice by (ii) the aggregate number of Shares then held by all other Shareholders other than the Offeror and the declining Offeree).

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[Note: also, may consider including a “tag-along right” clause for the benefit of the Offeree if the Unaccepted Shares are to be sold to a third party:

“In respect of the Unaccepted Shares, the Offeror shall procure that if the Unaccepted Shares are to be sold to a third party (the “Prospective Buyer”), that Prospective Buyer shall also make an offer to each of the Shareholders to purchase from each of them its Shares at the same price and terms and conditions as the Prospective Buyer has offered to purchase the Unaccepted Shares from the Offeror.”

1.6 If any or all of the Offered Shares comprised in the Offer Notice are not accepted by the Offeree within 90 days from the date of the Offer Notice pursuant to Clauses 1.4 and 1.5, the Offeror may within [two] months of the Offer Notice transfer the Unaccepted Shares to any third party at such price and terms as set out in the Offer Notice.

1.7 If the Unaccepted Shares has not been sold to any third party pursuant to Clause 1.6, the transfer restrictions provided in this Clause shall become effective again and no disposal may be made by the Offeror without again comply with the offering procedures set out herein.

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